                                                                    EXHIBIT 10.1


                        BANKAMERICA BUSINESS CREDIT, INC.



                                                              September 29, 1998

Acme Metals Incorporated
13500 S. Perry Avenue
Riverside, Illinois  60627-1182

Attention:  Jerry F. Williams
            Chief Financial Officer


                   Re:  DIP Financing Commitment

Dear Sirs:

                You have advised BankAmerica Business Credit, Inc. ("BABC") that Acme Metals Incorporated, a Delaware corporation (the "Company"), and its subsidiaries (the "Subsidiaries" and together with the Company, the "Borrowers") have filed a petition under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). In connection with the Borrowers' bankruptcy filing, BABC is pleased to advise you that it is willing, subject to the terms and conditions of this letter agreement, to provide the Borrowers, as debtors in possession, with a revolving credit facility (the "Permanent Facility") providing for extensions of credit in an amount (the "Commitment Amount") not to exceed $100,000,000 in the form of revolving credit loans and letters of credit. BABC would act as agent (the "Agent") for itself and one or more other lenders acceptable to BABC (together with BABC, as a lender, the "Lenders") under the Financing Facility (as hereinafter defined). The amount available at any time for revolving credit loans and letters of credit under the Permanent Facility shall be the excess (the "Available Amount") of (x) the lesser of the Borrowing Base (as defined in the Term Sheet (as hereinafter defined)) and the Commitment Amount over (y) the sum of (i) the undrawn amount of issued and outstanding letters of credit under the Financing Facility, (ii) the amount of drawn letters of credit under the Financing Facility for which there has been no reimbursement, (iii) the then outstanding revolving credit loans under the Financing Facility and (iv) reserves instituted by the Agent in its reasonable discretion (including, without limitation, a $2,000,000 reserve for professional fees). The undrawn amount of issued and outstanding letters of credit under the Financing Facility plus the amount of drawn letters of credit under the Financing Facility for which there has been no reimbursement shall not exceed $5,000,000 at any time.

                Although BABC's commitment is for the Permanent Facility, BABC understands that the Bankruptcy Code and the applicable rules under the Federal Rules of Bankruptcy Procedure require the approval of the Permanent Facility by the United States Bankruptcy Court (the "Court") in the Borrowers' chapter 11 case (the "Case") upon notice to those creditors and parties in interest that the Court may direct. Therefore, BABC is willing, subject to the terms and conditions of this letter agreement, to extend credit on an interim basis (the "Interim Facility" and together with the Permanent Facility, as used herein and in the Term Sheet, the "Financing Facility"). The commitment under the Interim Facility (the "Interim Commitment Amount") shall not exceed $50,000,000, or such lesser amount as may be approved by the Court. The amount available at any time for revolving credit loans and letters of credit under the Interim Facility shall be the excess (the "Interim Facility Available Amount") of (x) the lesser of the Borrowing Base (as defined in the Term Sheet) and the Interim Commitment Amount over (y) the sum of (i) the undrawn amount of issued and outstanding letters of credit under the Interim Facility, (ii) the amount of drawn letters of credit under the Interim Facility for which there has been no reimbursement,
(iii) the then outstanding revolving credit loans under the Interim Facility and
(iv) reserves instituted by the Agent in its reasonable discretion (including, without limitation, a $2,000,000 reserve for professional fees). The undrawn amount of issued and outstanding letters of credit under the Interim Facility plus the amount of drawn letters of credit under the Interim Facility for which there has been no reimbursement shall not exceed $5,000,000 at any time. Advances under the Interim Facility shall be substantially on the terms and conditions set forth on the Term Sheet and in an order authorizing the Borrowers, as debtors in possession, to obtain interim financing and to incur post-petition indebtedness with a first priority security interest and lien on collateral consisting of now or hereafter acquired or created accounts receivable and inventory of the Borrowers and all proceeds thereof and liens on all other property of the Borrowers having a priority junior only to Existing Liens (as hereinafter defined) and with a superpriority administrative expense status (the "Interim Order ") to be entered by the Court. The Interim Order shall be substantially in the form attached as Annex I to the Outline of Proposed Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                The Financing Facility shall have substantially the terms and conditions set forth in the Term Sheet. Each Borrower will be jointly and severally liable for the payment of all amounts due under the Financing Facility. The commitment of BABC is subject in all respects to satisfaction of the terms and conditions set forth below and in the Term Sheet.



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                As a condition precedent to BABC'S commitment to provide the
Financing Facility and in consideration therefor, the Borrower has agreed to pay, on the date of the Interim Order or any other interim order authorizing borrowing, a closing fee equal to $750,000. BABC acknowledges that it has received from the Borrowers an advance of $25,000 to fund the "Expenses" (as such term is defined in the Term Sheet) in connection with the Financing Facility. To the extent that the Expenses exceed $25,000, the Borrowers shall, jointly and severally, reimburse BABC promptly upon BABC's request therefor. If the Expenses are less than $25,000 at the time this commitment expires and the closing of the Interim Facility has not occurred by such expiration, BABC shall return the unused portion of the $25,000 advance payment to the Company on behalf of the Borrowers. If the Expenses are less than $25,000 at the closing of the Interim Facility, the unused portion of the $25,000 advance payment shall be applied to payment of the fees owing by the Borrowers to the Agent and/or Lenders on the date of such closing. All reasonable fees and expenses incurred by the Agent in connection with the preparation, negotiation, consummation, administration, syndication, enforcement and termination of any portion of the Financing Facility and Agent's review and due diligence with respect to the Financing Facility, such as reasonable legal fees and expenses (including the allocated costs of in-house counsel to the Agent), audit and appraisal expenses, together with an allocated charge per auditor which is currently $750 per day (or portion thereof) per auditor, search and filing fees and travel expenses, shall be paid, jointly and severally, by the Borrowers whether or not any of the transactions herein contemplated is consummated.

                By its execution hereof and the Company's acceptance of the commitment, each of the Borrowers agrees, jointly and severally, to indemnify and hold harmless the Agent and each Lender, each of their affiliates and each of the Agent's, Lenders' and their affiliates' respective directors, officers, employees, counsel, consultants and agents (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses (including fees and disbursements of counsel, which shall include the allocated costs of in-house counsel to the Agent) arising out of, or in any manner related to, this letter agreement, the commitment made herein, the Financing Facility or the use of proceeds thereof, but excluding therefrom for any Indemnified Party all losses, claims, damages, liabilities or expenses which are finally determined in a non-appealable decision of a court to have resulted from such Indemnified Party's gross negligence or willful misconduct. Each of the Borrower's obligations to the Indemnified Parties under this paragraph shall remain effective whether or not definitive documentation is executed or any financing is provided to any Borrower and notwithstanding any termination of

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this letter agreement or the closing of any portion of the Facility Financing.
None of the Indemnified Parties shall be responsible or liable to any Borrower or any other person for any special, indirect, punitive, exemplary or consequential damages which may be alleged.

                BABC's commitment to provide the Financing Facility is subject to the satisfaction of BABC at all times prior to and including the date on which the Final Order approving the Financing Facility is entered that there has not occurred or become known to BABC any material adverse change with respect to the condition, financial or otherwise, operations, assets, liabilities, business or prospects of the Borrowers, taken as a whole, from the date hereof (other than (i) the commencement of the Borrowers' Case and (ii) the continuation of the circumstances giving rise to the filing thereof, so long as BABC has been made aware as of the date hereof of all such circumstances).

                The Company acknowledges that the Term Sheet is not a complete statement of the terms and conditions of the Financing Facility and those matters which are not covered in, or finally determined by, the Term Sheet are subject to the mutual agreement of the parties hereto. Nevertheless, BABC is willing to provide the Interim Facility (and make revolving credit loans and arrange for the issuance of letters of credit thereunder) on the basis (and subject to the conditions) of this letter agreement, the Term Sheet and the Interim Order. BABC's commitment to provide the Permanent Facility is conditioned upon the conditions precedent set forth in the Term Sheet and the preparation, execution and delivery of all final documentation for the Permanent Facility (if not previously delivered), in form and substance satisfactory to BABC.

                The Company represents, warrants and covenants that (i) other than projections (as to which clause (ii) of this paragraph is applicable), all written information or other materials concerning the Company and the other Borrowers (collectively, the "Information") which has been, or is hereafter, made available by, or on behalf of, the Company or any other Borrower is, or when delivered will be (considered as a whole), complete and correct in all material respects and does not, or will not when delivered, contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (X) assumptions, methods and tests stated therein which are reasonably believed by the Company to have been reasonable and (Y) information reasonably believed by the Company to have been accurate based upon the information available to the Company at the time such projections were furnished to BABC.

                The Company agrees that prior to the filing, distribution or release thereof it will (i) consult with BABC as to any filings or document distribution in which reference is made to BABC or the Financing Facility (other than the delivery of draft documents to the Court and to the United States Trustee) and (ii) obtain the prior approval of BABC, before releasing any public announcement in which reference is made to BABC or the Financing Facility except as required by law or the Court. Neither the Company nor any other Borrower will show this commitment letter to any third party (other than legal counsel and financial advisors) prior to the filing of a chapter 11 petition by the Borrowers without the prior written consent of BABC.

                The offer made by BABC to the Company in this letter agreement shall remain in effect until 5:00 p.m. in New York City on September 29, 1998, at which time it will expire unless prior thereto BABC has received (i) a signed copy of this letter from the Company accepting this letter agreement and from the other Borrowers agreeing to this letter agreement and (ii) payment from the Company, in immediately available funds, of $75,000 representing payment of a $50,000 non-refundable fee and $25,000 expense advance referred to in the letter agreement dated September 29, 1998 by the Borrowers to BABC.

                The commitment by BABC to provide the Financing Facility shall expire at 5:00 p.m. in New York City on October 28, 1998, unless (x) final loan documentation shall have been entered into by the Borrowers, the Lenders and the Agent on or prior thereto and such documentation shall have been approved by the Court pursuant to terms satisfactory to the Agent, the Lenders and the Borrowers, and (y) the Borrowers shall have satisfied all conditions to the initial borrowing thereunder.

                Should the terms and conditions of the offer contained herein meet with your approval, please indicate your acceptance by signing and returning a copy of this letter agreement to the undersigned.

                Any inconsistency between this letter and the Term Sheet shall be governed by the Term Sheet.

                This letter agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall together constitute one and

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the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

                This letter agreement shall be governed by the law of the State of New York, without giving effect to the conflict of laws provisions thereof, and, upon execution by all parties hereto, shall be binding upon BABC, the Company, the other Borrowers and their respective successors and assigns. This letter agreement may only be amended, modified or waived in a writing signed by the parties hereto.

                                 Very truly yours,

                                 BankAmerica Business Credit, Inc.


                                 By: ______________________________
                                    Name:
                                    Title:


Agreed to and accepted on the date hereof:

Acme Metals Incorporated


By:__________________________________
   Name:
   Title:


Agreed to on the date hereof:

Acme Steel Company


By:___________________________________
   Name:
   Title:


Acme Packaging Corporation


By:____________________________________
   Name:
   Title:

Alpha Tube Corporation


By:_____________________________________
   Name:
   Title:


Alabama Metallurgical Corporation


By:______________________________________
   Name:
   Title:


Acme Steel Company, International Inc.


By:_______________________________________
   Name:
   Title:

                                    EXHIBIT A


                            ACME METALS INCORPORATED
                               ACME STEEL COMPANY
                           ACME PACKAGING CORPORATION
                             ALPHA TUBE CORPORATION
                        ALABAMA METALLURGICAL CORPORATION
                     ACME STEEL COMPANY, INTERNATIONAL INC.


                    Outline of Proposed Terms and Conditions


Agent:              BankAmerica Business Credit, Inc.

Lenders: BankAmerica Business Credit, Inc. ("BABC") and such other lenders acceptable to BABC
                    (the "Lenders").

Borrowers:          Acme Metals Incorporated, a Delaware
                    corporation(the "Company"), and each of the Company's subsidiaries (including, without limitation, Acme Steel Company, Acme
                    Packaging Corporation, Alpha Tube Corpora-tion, Alabama Metallurgical Corporation and
                    Acme Steel Company, International Inc.) (the
                    "Subsidiaries" and together with the Company, the "Borrowers"), each debtors in possession in a case (the "Case") to be pending under chapter 11 of the Bankruptcy Code and to be filed with the United States Bankruptcy Court
                    (the "Court") for the District of Delaware.
                    The liability of the Borrowers with respect to the Interim Facility and the Permanent
                    Facility shall be joint and several.

Interim Facility:   BABC and the other Lenders shall provide the
                    Borrowers, on an emergency basis, with a revolving credit facility (the "Interim
                    Facility") providing for extensions of credit in an amount (the "Interim Commitment
                    Amount") as shall be approved by the Court but not exceeding $50,000,000, in the form of revolving credit loans and letters of credit.
                    The undrawn amount of issued and outstanding letters of credit under the Interim Facility plus the amount of drawn letters of credit under the Interim Facility for which there has been no reimbursement shall not exceed an aggregate of $5,000,000 (or such lower

                     Interim Commitment Amount approved by the Court) at any time. The amount available at any time for revolving credit loans and letters of credit under the Interim Facility shall be the excess (the "Interim Available Amount") of (x) the lesser of the Borrowing Base (as hereinafter defined) and the Interim Commitment Amount over (y) the sum of (i) the undrawn amount of issued and outstanding letters of credit under the Interim Facility,
                     (ii) the amount of drawn letters of credit under the Interim Facility for which there has been no reimbursement, (iii) the then outstanding revolving credit loans under the Interim Facility and (iv) reserves instituted by the Agent in its reasonable discretion (including, without limitation, a $2,000,000 reserve for professional fees). Advances and issuances of letters of credit against inventory of the Borrowers shall not exceed $20,000,000 at any one time. The Interim Facility shall be made available upon entry by the Court of an order authorizing the Borrowers to obtain interim financing and to incur post-petition indebtedness with a first priority security interest and lien on collateral consisting of all now or hereafter acquired or created accounts receivable and inventory of the Borrowers and all proceeds thereof and security interests and liens on all other property of the Borrowers having a priority junior only to the Existing Liens and with superpriority administrative expense status (the "Interim Order"). The Interim Order shall be substantially in the form attached hereto as Annex 1. The Interim Facility will have a final maturity of the earlier of (i) the date of entry of the Final Order (as hereinafter defined) and (ii) October 28, 1998 (unless it has been terminated earlier as expressly provided herein or extended by written agreement of the Borrowers, the Lenders and the Agent). The Interim Facility shall be on substantially the same terms and conditions as the Permanent Facility (as hereafter defined) (and all covenants, representations and warranties, default provisions and other terms to the extent set forth in the Term Sheet shall be binding on the Borrowers on and after the closing of the Interim

                                       -2-

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                         Facility), provided, however, in the event
                         there is no Permanent Facility for any reason or no reason, (i) the Borrowers shall immediately cash collateralize all documentary and standby letters of credit remaining outstanding on the maturity of the Interim Facility at 105% of the face amount of such letters of credit and (ii) the Interim Order shall provide for the repayment in full of all borrowings under the Interim Facility.

Permanent Facility:      BABC and the other Lenders shall provide the
                         Borrowers with a revolving credit facility
                         (the "Permanent Facility") providing for extensions of credit in an amount not to exceed $100,000,000 (the "Commitment Amount") in the form of revolving credit loans and letters of credit. The undrawn amount of issued and outstanding letters of credit under the Financing Facility plus the amount of drawn letters of credit under the Financing Facility for which there has been no reimbursement shall not exceed an aggregate of $5,000,000 at any time. The amount available at any time for revolving credit loans and letters of credit under the Permanent Facility shall be the excess (the
                         "Available Amount") of (x) the lesser of the Borrowing Base (as hereinafter defined) and the Commitment Amount over (y) the sum of
                         (i) the undrawn amount of issued and
                         outstanding letters of credit under the
                         Financing Facility, (ii) the amount of drawn letters of credit under the Financing
                         Facility for which there has been no
                         reimbursement, (iii) the then outstanding revolving credit loans under the Financing
                         Facility and (iv) reserves instituted by the Agent in its reasonable discretion
                         (including, without limitation, a $2,000,000 reserve for professional fees). If the Permanent Facility is entered into, it will repay in full and replace the Interim
                         Facility. Standby letters of credit and documentary letters of credit issued under the Financing Facility shall not be used in a manner that violates the "Purposes" section of this Term Sheet. Advances and issuances of letters of credit against inventory of the

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                         Borrowers shall not exceed $60,000,000 at any one
                         time under the Permanent Facility.

                         All borrowings and drawings of letters of credit by the Borrowers, all Expenses (as hereinafter defined) of the Agent and Lenders and all other obligations owed to the Agent or any of the Lenders, in each case, under the Financing Facility, shall be directly charged to the loan account.

Letters of Credit:       All letters of credit under the Financing
                         Facility will be issued by a bank mutually acceptable to the Company and the Agent (the
                         Company agreeing that Bank of America
                         National Trust and Savings Association is acceptable) for the joint and several account of the Borrowers and shall have an expiry date no later than the earlier of (i) one year from the date of issuance and (ii) fifteen days prior to the Maturity Date (as hereinafter defined), unless on or prior to such date such letters of credit shall be cash collateralized at 105% of the face amount of such letters of credit. The
                         Borrowers will be bound by usual and
                         customary terms contained in the issuing bank's letter of credit issuance documentation, including indemnification for capital adequacy and taxes, as well as payment of usual and customary fees and charges of such bank. At the Maturity Date, no liens will be released (and the superpriority status in favor of the Agent and Lenders shall continue) until all letters of credit that are not cash collateralized in accordance with the foregoing expire and all amounts due under the Permanent Facility are paid.

Letter of Credit Fee:    A fee of 1-3/4% per annum (plus bank
                         charges), payable monthly in arrears, based upon the average daily undrawn amount of all letters of credit outstanding. If any event of default occurs and is continuing under the Financing Facility, then the fee shall be 3-3/4% per annum (plus bank charges) payable on demand.

Term of Commitment:      The Permanent Facility will expire and the
                         borrowings thereunder (other than letters of credit that are cash collateralized) will be

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



                         due and payable upon the earlier of (i) the second anniversary of the date of entry of the Interim Order (the "Maturity Date") or (ii) the substantial consummation (as defined in section 1101 of Chapter 11 of the Bankruptcy Code) of a plan of reorganization (a "Plan") in the Case that has been confirmed by an order of the Court (such confirmation order shall not discharge any of the obligations of the Borrowers to the Agent and the Lenders under the Financing Facility other than after payment in full of such obligations and in no event shall indemnities in favor of the Agent and the Lenders which by their terms survive the termination of the Financing Facility be affected by the repayment of the obligations).

Expiration of
Commitments:             The Commitment of BABC with respect to the
                         Interim Facility shall expire on October 2,
                         1998, unless all conditions to the Interim
                         Facility set forth herein shall have been
                         satisfied by such date.  In the event that
                         the Interim Facility has been approved by the
                         Court, the Commitment of BABC with respect to
                         the Permanent Facility shall expire on the
                         earlier of October 28, 1998 and the date of
                         entry of the Final Order, unless all
                         conditions to the Permanent Facility shall
                         have been satisfied by such date.
Collateral
and Priority:            All indebtedness, liabilities and obligations
                         of the Borrowers to the Agent and the Lenders shall be: (x) entitled to superpriority administrative expense claim status in accordance with 11 U.S.C. Section 364(c)(1) in the Case over any and all administrative expenses of the Borrowers, whether heretofore or hereafter incurred, of the kind specified in 11 U.S.C. Section 503(b) or 507(b), but subject and subordinate to (i) in the event that an Event of Default has occurred and is continuing, the payment of allowed professional fees and disbursements incurred by the Borrowers or any statutory committee appointed in the Case ("Professional Fees") in an aggregate amount not in excess of $2,000,000 at any time (the "Cap") (provided such fees are not incurred in connection with a challenge to any aspect of the Agent's or any Lender's rights and obligations under the Interim Facility or the Permanent Facility);
                           and (ii) the payment of fees pursuant to 28
                           U.S.C. Section 1930 (collectively, the
                           "Carveout"); and (y) secured pursuant to 11
                           U.S.C. Sections 364(c)(1) and (c)(2), subject to the Carveout and, only with respect to assets other than inventory, accounts receivable and their proceeds, any valid, perfected, prior and unavoidable liens as may exist on the day the Case is commenced (as described in Schedule 1 hereto, the "Existing Liens"), by a first and senior security interest and lien not subject to subordination, in and on all now existing and hereafter acquired property of the Borrowers, including without limitation all now existing and hereafter acquired property described in clauses (i) through and including (vi) below (the "Collateral"): (i) accounts receivable, (ii) inventory, (iii) machinery and equipment, leases and real property (whether owned or leased), (iv) general intangibles (including patents, trade names and trademarks and licenses thereof),
                           (v) books and records of the Borrowers and
                           (vi) all cash and all proceeds of the
                           foregoing. As a condition to the Financing
                           Facility, there shall be no liens or
                           encumbrances of any kind on any Collateral
                           (other than Existing Liens (only with respect to assets other than inventory, accounts receivable and their proceeds) and Permitted Liens (as hereinafter defined)). "Permitted Liens" shall mean (i) liens for current property taxes not delinquent or for property taxes being contested in good faith and by appropriate proceedings (and in respect of which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP), (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings diligently pursued, (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations (other than for the repayment of borrowed money),(iv) liens in connection with the acquisition of machinery and equipment after the date hereof, and attaching only to the machinery and equipment being acquired, provided that the indebtedness secured by such liens may not exceed an aggregate amount agreed to by the Borrowers and the Lenders prior to the entry of the Final Order, and (v) liens on real property arising in the ordinary course of business which do not materially detract from the value or interfere with the use of such property of the Borrowers or otherwise materially impair the business or operations of the Borrowers, provided that the indebtedness secured by such liens may not exceed an aggregate amount agreed to by the Borrowers and the Lenders prior to the entry of the Final Order. The Borrowers hereby grant to the Agent for the benefit of the Agent and the Lenders a security interest in all Collateral to secure all present and future indebtedness, liabilities and obligations of Borrowers to the Agent and the Lenders. The Borrowers shall be permitted to pay, as the same may become due and payable (i) administrative expenses of the kind specified in 11 U.S.C. Section 503(b) incurred in the ordinary course of business of the Borrowers,
                           (ii) compensation and reimbursement of
                           expenses to professionals allowed and payable under 11 U.S.C. Sections 330 and 331, and, in the absence of the occurrence of an Event of Default, the payment of such compensation and reimbursement of expenses to professionals shall not reduce the Cap and (iii) payments pursuant to "first day" orders reviewed and acceptable to the Agent.

Purpose: To fund working capital (including inventory purchases in the ordinary course of business of the Borrowers) needs of the Borrowers; provided, however, that documentary letters of credit issued under the Interim Facility or the Permanent Facility shall not be used for the purchase of inventory from domestic vendors.

Revolving
Credit Note:               At the option of the Agent, Promissory Note(s)
                           in a maximum aggregate amount for each
                           Lender equal to each Lender's share of the Interim Commitment Amount and/or the
                           Commitment Amount, as the case may be.

Closing Fee:               A closing fee of $750,000, payable on the
                           date of the Interim Order or any other interim order authorizing borrowing.

Collateral Manage-
ment Fee:                  $100,000 per annum, payable annually in
                           advance on the closing date of the Interim
                           Facility and on each subsequent
                           anniversary date thereof.

Unused Line Fee:           .375% per annum on the average daily excess
                           of the Commitment Amount or Interim
                           Commitment Amount, as the case may be, over the sum of outstanding borrowings, the undrawn amount of issued and outstanding letters of credit and the amount of drawn letters of credit for which reimbursement has not been made. Such fee shall be paid monthly in arrears.

Nature of Fees:            Non-refundable under all circumstances.
                           Fees, Expenses and interest may be charged by the Agent to any Borrower's loan account.

Notices: The Borrowers shall give such notice of the motions regarding the Interim Facility and Permanent Facility, as shall be required by the Court.

Interest Rate:           The unpaid balance on the revolving loans
                         outstanding under the Financing Facility shall bear interest (payable monthly on the first day of each month) at a rate equal to
                         (i) a fluctuating per annum rate equal to the applicable margin set forth below in excess of the Reference Rate or (ii) at the Borrowers' option, the applicable margin set forth below plus the one month, two month, three month or six month LIBOR rate as quoted from time to time by Bank of America N.T. &
                         S.A., San Francisco, California ("Bank of
                         America"). No more than eight LIBOR rate loans may be outstanding at any time and each shall be in amounts of not less than $500,000 and shall be subject to certain restrictions relating to terms, maturity, and incremental amounts. All interest (as well as the Unused Line Fee and Letter of Credit Fees set forth above) shall be calculated on the basis of a 360-day year for actual days elapsed. If any event of default occurs and is continuing under the Facility Financing, then the Borrowers will pay interest on the unpaid balance of loans outstanding at a per annum rate two percent (2%) greater than the rate of interest specified above. "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America as its reference rate. It is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions, and other factors, and it is used as a reference point for pricing some loans.
                         However, Bank of America may price loans at, above, or below the reference rate.


                                Applicable Margin
                                -----------------
Exposure for relevant           Applicable Margin for     Applicable Margin for
  Interest Period               Reference Rate Loans        LIBOR Rate Loans
  ---------------               --------------------        ----------------
Less than $20,000,000               .50%                         1.75%

Equal to or greater                 .50%                         2.00%
than $20,000,000 and
less than $50,000,000

Equal to or greater                 .75%                         2.50%
than $50,000,000 and
less than $75,000,000

Equal to or greater                1.00%                         3.00%
than $75,000,000

                         Exposure shall mean, for any calendar month or shorter period of determination, the average utilization of loans and letters of credit for such calendar month or shorter period as determined by the Agent on the last day of such calendar month or shorter period.

Borrowing Base:          An aggregate amount of up to (i) seventy-five
                         percent (75%) of the net amount of eligible accounts of the Borrowers (increasing, if agreed to by the Agent in its sole discretion, up to eighty-five percent (85%), after completion and satisfaction with results by the Agent of due diligence with respect to accounts),
                         (ii) thirty percent (30%) of the net amount of eligible inventory of the Borrowers constituting finished goods and commodity raw materials
                         (increasing, if agreed to by the Agent in its sole discretion, up to sixty percent (60%) after completion and satisfaction with results by the Agent of due diligence with respect to inventory), calculated at the lower of cost (on a FIFO basis) or market value, and (iii) if agreed to by the Agent after completion and satisfaction with results by the Agent with respect to inventory, fifty percent (50%) of the net amount of eligible inventory of the Borrowers constituting work-in-process, calculated at the lower of cost
                         (on a FIFO basis) or market value. Collateral eligibility and the establishment of reserves against Borrowing Base availability shall be determined by the Agent in its reasonable discretion, provided, however, that (A) the following inventory in any event shall be ineligible: coals, stores, molds, stools and other items carried in inventory which are not either basic materials core products used in producing finished steel or items which are not sold in the ordinary course of business and (B) the following accounts in any event shall be ineligible:
                         accounts remaining unpaid for more than 90 days from original invoice date, accounts of any obligor where 50% or more of such obligor's accounts remain unpaid for more than 90 days from original invoice date, contra accounts, intercompany or affiliate accounts and foreign accounts. The Borrowing Base shall be adjusted weekly.

Mandatory Prepayment:    Mandatory prepayment, but not reduction of
                         commitment, immediately if aggregate
                         borrowings and letters of credit exceed the lesser of the Borrowing Base and the Interim
                         Commitment Amount or the Commitment Amount, as the case may be, until aggregate borrowings and letters of credit are within the limitations of the Borrowing Base and the Interim Commitment Amount or the Commitment
                         Amount, as the case may be.

                         On and after the execution and delivery by the Borrowers, the Lenders and the Agent of definitive loan documentation for the Financing Facility, the Borrowers shall be required on a daily basis to concentrate all cash receipts and other collections into one or more deposit accounts that are subject to an agreement among the relevant Borrower, the depository bank (which bank shall be acceptable to the Agent) and the Agent, acceptable to the Agent. The agreements would provide that (i) after the occurrence of a default or (ii) if unused loan availability is below $20,000,000, the Agent would have the right to notify the depository bank that all amounts deposited in such accounts would thereafter be transferred to the Agent's account on a daily basis. All payments received by the Agent would be credited to the Borrowers' loan account on the date of receipt of good funds, if such good funds are received by 12 noon (New York time) of such day.

Optional Prepayment/
Reduction of Commit-
ment Amount:             Optional prepayment in whole or in part at
                         any time at option of the Borrowers without penalty. Optional reductions of commitment at any time in whole or in integral multiples of $5,000,000 at option of the Borrowers without penalty, subject to compliance with mandatory prepayment requirements set forth above.

Conditions of Initial
Extension of Credit
Under Interim
Facility:                (a) The Agent shall have received consolidated
                             and consolidating financial statements of the borrowers as of August 31, 1998, in form and substance satisfactory to the Agent.

                         (b) The Interim Order of the Court substantially
                             in the form attached hereto as Annex I shall have been entered by no later than October 2, 1998
                             (and the Agent shall have received a copy thereof certified by the Court). The Interim Order shall not have been reversed, vacated, modified, amended or stayed (or any application for any of the foregoing shall have been filed which contests any finding in such order that the Agent and the Lenders are entitled to the benefits of Section 364(e) of the Bankruptcy Code), except for modifications and amendments that are acceptable to the Agent and the Lenders.

                          (c) There shall have been no material adverse
                              change in the business, operations, assets, properties, liabilities, profits, prospects or financial position of the Borrowers as determined by the Agent and the Lenders in their sole discretion other than (i) the commencement of the Case and (ii) the continuation of the circum-stances giving rise to the filing thereof, so long as the Agent and the Lenders have been made aware as of the date hereof of all such circumstances.

                          (d) The Agent shall have completed the due
                              diligence that it was practicable to
                              undertake given the proposed filing date of the Case, including, without limita-tion, a review satisfactory to the Agent of the Borrowers' books and records, systems and control and analysis of the accounts receivable and inventory by an outside consultant selected by the Agent. The results of such review shall be in form and substance satisfactory to the Agent. The Agent expressly reserves the right to continue its diligence efforts during the term of the Interim Facility.

                          (e) If requested by the Agent, delivery of the
                              Promissory Note and other financing documents executed by the Borrowers (not later than the earlier of October 28, 1998 and the date of the initial hearing before the Court for the Permanent Facility (the "Permanent Facility Hearing Date")), as applicable, as well as the delivery to the Agent of evidence (including UCC searches) establishing the absence of any liens on Collateral (other than Existing Liens and Permitted Liens) and upon the request of the Agent, the execution and delivery of any public filings deemed necessary or desirable by the Agent.

                          (f)  Payment of fees required hereunder.

                          (g) The terms, conditions and amounts of all outstanding indebtedness related to any of the Borrowers shall be reasonably satisfactory to the Agent.

                          (h) Any and all security interests and liens in any Collateral consisting of accounts receivable, inventory or proceeds of any of the foregoing shall have been released by the holders thereof.

                          (i) The Borrowers shall have unused availability under the Interim Facility of not less than $30,000,000.

                           None of the Agent nor any Lender shall be deemed to have waived any of the foregoing conditions unless it has delivered to the Borrowers a writing evidencing such waiver. In the event that the Agent and the Lenders do not request the execution and/or delivery or other satisfaction of any of the foregoing conditions (a) through and including (i) prior to the closing of the Interim Facility, the Borrowers hereby covenant and agree to promptly execute, deliver and/or satisfy any and all such conditions upon the request of the Agent or the Lenders at any time thereafter so long as any obligations or commitments are outstanding under the Financing Facility.

Conditions of Initial
Extension of Credit
under Permanent
Facility:                  (a) All conditions to the Interim Facility
                               shall have been satisfied (or waived in writing by the Agent and the Lenders by a waiver, additional to, and which shall supersede, the waiver granted in connection with the conditions to the Interim Facility).

                           (b) An order (the "Final Order") of the Court shall
                               have been entered by no later than October 28, 1998, which Final Order shall contain the Order Provisions, other appropriate provisions contained in the Interim Order and otherwise authorizing the Permanent Facility and the superpriority status and lien status described herein, such Final Order to be in all respects in form and substance satisfactory to the Agent and the Lenders. Such Final Order shall not have been reversed, vacated, modified, amended (except for modifications and amendments that are acceptable to the Agent and the Lenders) or stayed (or any application for any of the foregoing shall have been filed which contests any finding in such order that the Agent and the Lenders are entitled to the benefits of Section 364(e) of the Bankruptcy Code). The Agent shall have received a copy of the Final Order certified by the Court.

                           (c) There shall be no material adverse change in the
                               business, operations, assets, properties, liabilities, profits, prospects or financial position of the Borrowers as determined by the Agent and the Lenders in their sole discretion other than (i) the commencement of the Case and
                               (ii) the continuation of the circumstances giving rise to the filing thereof, so long as the Agent and the Lenders have been made aware as of the date hereof of all such circumstances.

                           (d) The Agent shall have completed the due diligence
                               with respect to the Financing Facility,
                               including, without limitation, a review
                               satisfactory to the Agent of the Borrowers' books and records, systems and control and analysis of the accounts receivable and inventory by an outside consultant selected by the Agent and environmental matters with respect to the Borrowers and their properties. The results of such review shall be in form and substance satisfactory to the Agent.

                           (e) Satisfactory opinions of counsel to the Borrowers
                               concerning, among other things, entry of the Final Order and notice having been given in accordance with the Final Order.

                           (f) Payment of fees required hereunder.

                           (g) The Lenders' full satisfaction with the
                               compliance by the Borrowers with any and all applicable laws, statutes, rules and regulations relating to the conduct and operations of the business and properties of the Borrowers.

                           (h) No order shall have been entered (i) for the
                               appointment of a trustee or receiver with respect to the Case, (ii) to convert the Case to a Chapter 7 case or dismiss the proceeding, or
                               (iii) terminating the Borrowers' exclusive time period to file a plan of reorganization and no such order shall have been requested unless such requested order is being contested in good faith and by appropriate proceedings diligently pursued.

                           (i) The exclusive period to file a plan of
                               reorganization in the Case shall not have expired or terminated and no proposed plan of reorganization shall have been filed in the Case by a party without the exclusive right to do so. Any such plan of reorganization shall be in form and substance acceptable to the Agent and the Lenders.

                           (j) Such other conditions as may be required by the
                               Agent or the Lenders in its or their reasonable discretion and which are customary in transactions of this nature, including the execution by the Borrowers of such financing documents as the Agent may reasonably request.

Conditions of Each         The obligation to provide each extension of credit
Extension of Credit:       (including the initial extension of credit) shall be
                           subject to the satisfaction of the following conditions:

                           (a) The borrowing, together with the aggregate amount
                               of all outstanding borrowings under the Financing Facility (including the undrawn amount of all issued and outstanding letters of credit under the Financing Facility and amount of all drawn letters of credit under the Financing Facility which have not been reimbursed), shall not exceed the lowest of the amount authorized by (i) the Interim Commitment Amount or the Commitment Amount, as the case may be, (ii) the Borrowing Base then in effect and (iii) the Interim Order or Final Order, as the case may be.

                           (b) The Interim Order or the Final Order, as the case
                               may be, shall be in full force and effect and shall not have been reversed, modified, amended or stayed (or application therefor made), except for modifications and amendments that are acceptable to the Agent and the Lenders.

                           (c) No Event of Default and no condition which would
                               constitute an Event of Default with the giving of notice or lapse of time or both shall exist.

                           (d) Representations and warranties shall be true and
                               correct in all material respects at the date of each extension of credit as if made on such date (except if such representation or warranty specifically relates only to a prior date).

                           (e) Receipt of a notice of borrowing or a letter of
                               credit application from the Borrowers. The request for and the acceptance of each extension of credit by the Borrowers shall constitute a representation and warranty that the conditions to each extension of credit shall have been satisfied.

                           (f) No administrative claim that is senior to or pari
                               passu with the superpriority claims of the Agent and the Lenders shall exist, except the Carveouts.

                           (g) Satisfactory corporate proceedings and receipt of
                               information and documents (including corporate resolutions and incumbency certificates) reasonably requested by the Agent.

Representations
and Warranties:            The Borrowers are hereby representing with respect to
                           the initial advance under the Interim Facility and shall represent and warrant with respect to each subsequent advance as to:

                           (a) Due incorporation and good standing; the Company
                               has no subsidiaries except the other Borrowers;

                           (b) No governmental or judicial consent or approval
                               is required other than the Interim Order or the Final Order, as the case may be;

                           (c) Due authorization, execution and delivery of the
                               Interim Facility and the Permanent Facility and any documents delivered pursuant thereto;

                           (d) Compliance in all material respects with all
                               applicable laws and regulations (including, without limitation, environmental laws and regulations), except to the extent the Borrowers are exempted from such compliance or the Borrowers are prohibited from complying, under applicable bankruptcy law;

                           (e) The historical financial statements present
                               fairly, in all material respects, the
                               consolidated financial position of the Company and the other Borrowers at the balance sheet dates, and the consolidated results of their operations and their consolidated cash flows for the periods covered by such financial statements, in conformity with GAAP;

                           (f) (i) All Information, other than projections (as
                               to which clause (ii) of this sentence is applicable), which has been, or is hereafter, made available by, or on behalf of, any of the Borrowers to the Agent or the Lenders, does not, or will not when delivered, contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (X) assumptions, methods and tests stated therein which are reasonably believed by the Borrowers to have been reasonable and (Y) information reasonably believed by the Borrowers to have been accurate based upon the information available to the Borrowers at the time such projections were furnished to the Agent or the Lenders. No material adverse change shall have occurred in the financial position, business, operations, assets, liabilities, profits or prospects of the Borrowers since August 31, 1998 other than (i) the commencement of the Case and
                               (ii) the continuation of the circumstances giving rise to the filing thereof, so long as the Agent has been made aware as of the date hereof of all such circumstances;

                           (g) Continued effectiveness of the Interim Order and
                               the Final Order as applicable;

                           (h) Use of proceeds; and

                           (i) With respect to advances subsequent to the
                               initial advances under the Interim Facility, such other representations and warranties as shall be satisfactory to the Agent in its reasonable discretion and which are customary to transactions of this nature.

Affirmative Covenants:     (a) The Borrowers shall permit the Agent and
                               the Lenders or their designees from time to time to conduct an audit of accounts receivable and inventory (and/or conduct an inventory valuation) and to inspect the books and records of the Borrowers at any time and from time to time; Borrowers will provide from time to time access to all information reasonably requested by the Agent or any Lender. All reasonable costs and expenses of the Agent or any of the Lenders incurred in connection with the foregoing shall be included within the definition of "Expenses" as set forth in this Term Sheet;

                           (b) No later than the execution and delivery by the
                               Borrowers, the Lenders and the Agent of
                               definitive loan documentation for the Financing Facility, the Borrowers shall enter into a collection account satisfactory to the Agent with a bank acceptable to the Agent; all cash receipts and other collections shall be deposited in such collection account to be subject to the first (other than Existing Liens) and sole (other than Existing Liens and certain Permitted Liens) lien of the Agent and, upon the occurrence of a default or as otherwise provided in the Mandatory Prepayment section above, shall be remitted to the Agent and applied to repay amounts outstanding under the Interim Facility or the Permanent Facility, as the case may be, and at the Agent's option shall be used to cash collateralize letters of credit;

                           (c) The Borrowers shall prepare financial statements
                               in accordance with GAAP, and shall maintain true and complete books and records in all material respects;

                           (d) The Borrowers shall furnish collateral reporting
                               and financial or accounting statements as the Agent or any Lender may reasonably request from time to time, including, without limitation, a weekly borrowing base certificate (which certificate shall update accounts receivable on a weekly basis and inventory on a monthly basis) and monthly agings, all in form, substance and detail satisfactory to the Agent and delivered to the Agent in a timely fashion;

                           (e) The Borrowers shall deliver to counsel for the
                               Agent all pleadings, motions, applications and other documents filed with the Court and will deliver to the Agent any financial information distributed to any official committee appointed in the Case;

                           (f) The Borrowers shall maintain insurance on all
                               their property for such risks, in such amounts and with such deductible amounts, as are customarily maintained by similar businesses, with financially sound and responsible insurance carriers having ratings acceptable to the Agent and cause the Agent to be named as loss payee or additional insured on such policies as the Agent may require and such insurance policies covering the Collateral (including business interruption or similar insurance) shall contain provisions regarding 30 days notification to the Agent with respect to material modification or cancellation and provisions protecting the Agent from the Borrowers' breach, each as the Agent customarily requires;

                           (g) The Borrowers shall comply in all material
                               respects with all laws, rules, applicable environmental laws and regulations, except to the extent the Borrowers are exempted from such com-pliance or the Borrowers are prohibited from complying, under applicable federal bankruptcy law;

                           (h) The Borrowers shall preserve, renew and keep in
                               full force their respective corporate existences, their respective material licenses, etc.;

                           (i) The Borrowers shall notify the Agent of any
                               default or Event of Default;

                           (j) The Borrowers shall deliver to the Agent not
                               later than the closing date of the Permanent
                               Facility a projection of their financial position and results of operations for the period ending on December 31, 2000 prepared on a monthly basis (on a quarterly or annual basis for the calendar year 2000);

                           (k) The Borrowers shall provide other financial
                               information reasonably requested by the Agent or any Lender in a manner reasonably satisfactory to the Agent and the Lenders;

                           (l) The Borrowers shall pay all post-petition
                               obligations under real estate leases and licenses of intellectual property as required by the Bankruptcy Code or the Court, provided, however, that without the consent of the Lenders, the Borrowers may reject or permit to expire any real estate leases (in a manner consistent with a maximization of the value of the assets of the Borrowers);

                           (m) The Borrowers shall comply with such other
                               affirmative covenants as may be required by the Agent or the Lenders in their reasonable discretion, and which are customary in transactions of this nature; and

                           (n) The Borrowers shall promptly furnish the Agent
                               and the Lenders with information and notices regarding reclamation claims (including amount and claimant) upon any Borrower's receipt thereof.

Negative Covenants:        The Borrowers shall not (nor shall they apply to the
                           Court for authority to):

                           (a) Create or permit to exist any liens or
                               encumbrances on any Collateral, other than Existing Liens and Permitted Liens;

                           (b) Create or permit to exist any other
                               administrative claim which is senior to or pari passu with the superpriority claims of the Agent and the Lenders, other than the Carveouts;

                           (c) Pay pre-petition indebtedness of any kind;
                               provided, however, that the Borrowers may (i) pay pre-petition obligations to employees and payroll taxes, sales and similar taxes to taxing authorities to the extent approved by order of the Court and (ii) make adequate protection payments with respect to pre-petition indebtedness in an aggregate amount mutually agreed to by the Borrowers and the Lenders;

                           (d) Merge or consolidate with any other person or
                               sell or otherwise dispose of assets outside the ordinary course of business except for (i) dispositions of assets in connection with the rejection or expiration of any real estate leases in a manner consistent with a maximization of the value of the assets of the Borrowers (provided that all proceeds of such dispositions shall be applied to repayment of the borrowings hereunder), (ii) the disposition of the manufacturing plant of the Borrowers located in New Britain, Connecticut, (iii) dispositions of machinery, equipment and real estate in an aggregate amount not to exceed $5,000,000 during the term of the Financing Facility (provided that all proceeds of such dispositions shall be applied to promptly replace such assets or for corporate purposes of the Borrowers not prohibited hereby or by the definitive loan documentation), (iv) dispositions of machinery and equipment (other than those covered in clause
                               (iii) above)in the ordinary course of business that are obsolete or no longer used by the Borrowers in their businesses not to exceed $500,000 for any item of machinery or equipment or $4,000,000 in the aggregate for all such machinery and equipment during the term of the Financing Facility and (v) other dispositions of assets (other than inventory and not in any event including a significant portion of the assets) for fair market value, if the proceeds are used to promptly replace such assets;

                           (e) Create or permit to exist indebtedness for
                               borrowed money other than pre-petition debt and debt contemplated by the Interim Order or the Final Order;

                           (f) Limit capital expenditures to a stated maximum
                               amount;

                           (g) Establish or acquire any subsidiary;

                           (h) Incur liens related to reclamation claims;

                           (i) Fail to maintain for the period from September 1,
                               1998 through each date thereafter through and including the closing date of the Permanent Facility EBITDA (exclusive of restructuring costs) of not less than negative $4,000,000 and thereafter fail to maintain such financial covenants as shall be mutually agreed to by the Borrowers and the Lenders; and

                           (j) Fail to observe such other negative covenants,
                               including a prohibition on "restricted payments" by the Borrowers, as may be required by the Agent or the Lenders in their reasonable discretion, and which are customary in transactions of this nature.

Events of Default:         Upon the occurrence and continuance of any of the
                           following Events of Default beyond the applicable grace period (if any) set forth below, the Agent or the Lenders may (but the same shall not be deemed to be by way of limitation) take all or any of the following actions without further order of or application to the Court upon 3 business days' written (including facsimile) notice to Borrowers and their counsel (and each of the Interim Order and the Final Order shall provide for the lifting of the automatic stay with respect to any and all such actions):

                           (i) Declare the principal of and accrued interest on the outstanding obligations to be immediately due and payable;


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



                               (ii) Terminate, reduce or restrict any further commitment to extend credit to the Borrowers;

                               (iii) Set-off against outstanding obligations,
                                     amounts in the accounts maintained by or with any Lender or any agent or bailee thereof and otherwise exercise any and all rights and remedies with respect to the Collateral; and

                               (iv) Maintain cash collateral equal to 105% of all outstanding Letters of Credit.

                           Events of Default shall include (without limitation):

                           (a) Failure by any of the Borrowers to pay to the
                               Agent or the Lenders principal when due, or failure for more than 2 days to pay interest or fees when due;

                           (b) Breach by any of the Borrowers of any of the
                               negative covenants described above;

                           (c) Breach by any of the Borrowers of any other
                               covenant or agreement contained herein or in any loan documentation, subject to grace periods for certain covenants to be negotiated by the Agent and the Borrowers;

                           (d) Any representation or warranty made by any of the
                               Borrowers shall prove to have been incorrect in any material respect when made;

                           (e) Any lien or encumbrance shall exist on any
                               Collateral, other than the lien of the Agent, Permitted Liens and Existing Liens;

                           (f) (i) The Case shall be dismissed or converted to a
                               chapter 7 case; a chapter 11 trustee shall be appointed in the Case or an examiner shall be appointed in the Case and given powers substantially similar to those of a trustee; any administrative claim (other than the Carveouts) or lien, other than Existing Liens, which is

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



                               senior to or pari passu with the superpriority claim of the Agent and the Lenders shall be granted in the Case without the Agent's consent; the Interim Order or the Final Order, as the case may be, shall be stayed, amended, modified, reversed or vacated without the Agent's consent, except for modifications and amendments that are acceptable to the Agent; a plan shall be filed by any of the Borrowers, which does not provide for termination of the Commitment and payment in full in cash of the Borrowers' obligations under the Financing Facility on the effective date of the plan; or an order shall be entered which dismisses the Case and which order does not provide for termination of the Commitment and payment in full in cash of all obligations of Borrowers under the Financing Facility or (ii) any of the Borrowers shall take any action, including the filing of an application, in support of any of the foregoing or any person other than the Borrowers shall do so and the Borrowers shall not duly and promptly contest such application in good faith;

                           (g) The Court shall enter an order granting relief
                               from the automatic stay to the holder of any security interest in any assets of any of the Borrowers in excess of a diminimus amount to be agreed to by the Borrowers and the Lenders;

                           (h) All loan documentation shall not have been
                               entered into in a form satisfactory to the Agent on or before the earlier of October 28, 1998 and the Permanent Facility Hearing Date; and

                           (i) The Interim Order shall not have been replaced by
                               the Final Order by October 28, 1998 and all other conditions to the Permanent Facility shall not have been satisfied by such date.

Costs and Expenses:        All Expenses (as hereinafter defined) of the
                           Agent shall, first, be paid out of the $25,000 advance of expenses made by the Borrowers and, after $25,000 of Expenses are incurred or the unused portion of the advance is returned to the Company on behalf of the Borrowers, shall be payable by the Borrowers, jointly and severally, on demand directly or at the option of the Agent through direct charges to the loan account (if one has been established) whether or not the transactions contemplated hereby are consummated. "Expenses" shall mean all amounts payable under clause (a) in the definition of affirmative covenants in this Term Sheet and the reasonable fees and expenses of the Agent and the Lenders in connection with the Financing Facility
                           (including in connection with the preparation, negotiation, consummation and administration of the loan documentation, the syndication of the Financing
                           Facility and the protection and enforcement of the Agent's and Lenders' rights thereunder and all reasonable fees and expenses of third parties incurred by the Agent or the Lenders in connection therewith), including, without limitation, the reasonable fees and expenses of the Agent's counsel incurred in connection with the Financing Facility
                           (including allocated costs of in-house counsel to the Agent) (including in connection with the negotiation, preparation and execution of definitive documenta-tion of the Interim Facility and the Permanent
                           Facility (and any subsequent amendments or waivers) and advice and preparation of documents in connection with the protection and enforcement of the Agent's and Lenders' rights under the Financing
                           Facility, the fees and expenses of a third party inventory valuation consultant incurred in connection with the Agent's due diligence investigation of the Borrowers, audit and appraisal expenses, together with an allocated charge per auditor which is currently $750 per day (or portion thereof) per auditor, search and filing fees, travel expenses
                           (including those incurred in connection with periodic field audits by employees of the Agent), fees and expenses incurred by the Agent in connection with the monitoring of the Collateral, messenger and delivery expenses, and duplicating expenses, in each case, incurred by the Agent or any Lender in connection with the Financing Facility (including the protection and enforcement of the Agent's and Lenders' rights thereunder). The Borrowers shall also pay on demand, jointly and severally, directly or at the option of the Agent through direct charges to the outstanding balance of the loan all costs and expenses incurred by the Agent or any Lender in connection with any litigation, contest, dispute, suit or proceeding relating to the commitment letter or the Financing Facility.

Documentation:             Satisfactory in form and substance to the
                           Agent and the Lenders and customary
                           in transactions of this nature.

Governing Law:             New York except as governed by Bankruptcy
                           Code.

Participations, etc.:      Each Lender may sell or assign all or any
                           portion of its Commitment and/or loans with the prior consent of the Agent after notice to the Borrowers and the opportunity of the Borrowers to consult with the Agent with respect to the prospective purchaser or assignee. Each Lender may grant participations in all or any of its loans and letter of credit exposure without the prior consent of the Borrower but with the prior consent of the Agent.

Order Provisions:          As used herein, the term "Order Provisions"
                           shall mean the following:

                           (i) a finding by the bankruptcy court that pursuant to Section 364(e) of the Bankruptcy Code, the Agent and Lenders are acting in good faith by extending the Financing Facility; (ii) a finding by the bankruptcy court that the Financing Facility constitutes an arm's length transaction between the Borrowers and the Lenders and that the benefits of Section 364(e) of the Bankruptcy Code shall apply to the Financing Facility; (iii) an order granting the Agent a perfected first priority lien upon and security interest in the assets described in this letter consisting of accounts receivable, inventory and all proceeds thereof and approving the Financing Facility and the definitive documentation relating thereto;

                           (iv) an order prohibiting other security interests and liens on the Collateral, except as expressly permitted in this Term Sheet; (v) an order requiring the Borrowers to pay the Financing Facility on maturity or upon the acceleration due to a default;
                           (vi) an order containing a stipulation that the terms of such order may not be modified without notice to the Agent; and (vii) such other terms as the Agent or the Lenders may deem necessary or appropriate.

Defined Terms:             Capitalized terms used but not defined in this Term
                           Sheet shall have the meaning assigned thereto in the commitment letter to which this Term Sheet is Exhibit
                           A.

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




                                                                      SCHEDULE 1


                                 EXISTING LIENS

                                                                         ANNEX 1


                                  INTERIM ORDER



                                      -30-